EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

New York Community Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-110361, 333-32881, 333-105901, 333-51998, 333-89826, 333-66366, 333-130908, and 333-135279) on Form S-8, the Registration Statements (Nos. 333-86682, 333-105350, 333-100767 and 333-129338) on Form S-3, and the Registration Statement (No. 333-139479) on Form S-4 of New York Community Bancorp, Inc. (the “Company”) of our reports dated February 28, 2007 with respect to (i) the consolidated statements of condition of the Company as of December 31, 2006 and 2005, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006, and (ii) management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006 included in the Annual Report on Form 10-K of New York Community Bancorp, Inc.

/s/ KPMG LLP

New York, New York

February 28, 2007